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                                                                     EXHIBIT (i)

                             Christopher E. Palmer     Goodwin Procter LLP
                             202.346.4253              Counsellors at Law
                             cpalmer@                  901 New York Avenue, N.W.
                             goodwinprocter.com        Washington, D.C.  20001
                                                       T: 202.346.4000
                                                       F: 202.346.4444






                                 April 29, 2005

CitiStreet Funds, Inc.
400 Atrium Drive
Somerset, NJ 08873

         Re: CitiStreet Funds, Inc.; Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933 and Amendment No. 23 to the Registration Statement under the Investment Company Act of 1940

Ladies and Gentlemen:

         We have served as counsel to CitiStreet Funds, Inc. (the "Fund") in connection with various matters relating to the registration of the Fund's securities under the Securities Act of 1933, as amended, and registration of the Fund under the Investment Company Act of 1940, as amended.

         Based on our examination of the relevant documents contained in the Fund's registration statement, and in reliance upon certain exhibits to that registration statement, and assuming that the securities were issued in accordance with the terms described in the registration statement, and that the Fund received payment for the securities, we are of the opinion that the securities are valid, legal and binding obligations of the Fund in accordance with their terms and are nonassessable and that the holders of such securities shall have all the rights provided for with respect to those securities as set forth in the Fund's Charter.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Fund's registration statement.

                                 Very truly yours,

                                 /s/ Goodwin Procter LLP

                                 Goodwin Procter LLP